UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Constellation Alpha Capital Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. employer identification no.)

Emerald View, Suite 400, 2054 Vista Parkway

West Palm Beach, FL 33411

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Ordinary Share, one Right, and one Warrant to purchase one half of one Ordinary Share	The NASDAQ Stock Market LLC

Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one Ordinary Share	The NASDAQ Stock Market LLC

Warrants, each to purchase one half of one Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-218093

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.          Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights convertible into one tenth of one ordinary share, and warrants to purchase one half of one ordinary share of Constellation Alpha Capital Corp. (the “Company”). The description of the units, ordinary shares, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-218093) filed with the Securities and Exchange Commission on May 18, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.          Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement, filed with the Securities and Exchange Commission on June 14, 2017).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement, filed with the Securities and Exchange Commission on June 9, 2017).

4.2	Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement, filed with the Securities and Exchange Commission on June 9, 2017).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Registration Statement, filed with the Securities and Exchange Commission on June 9, 2017).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registration Statement).

4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.5 to the Registration Statement).

4.6	Specimen Rights Certificate (Incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registrant’s Registration Statement, filed with the Securities and Exchange Commission on June 9, 2017).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registration Statement).

10.7	Form of Registration Rights Agreement between the Registrant and the securityholders (Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement, filed with the Securities and Exchange Commission on June 9, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

CONSTELLATION ALPHA CAPITAL CORP.

By:	/s/ Rajiv Shukla
Rajiv Shukla
Chief Executive Officer

Dated: June 16, 2017